Exhibit 4.30

CMB NDH 205752

CONFIDENTIAL

MakeMyTrip (India) Private Limited
19th Floor, Building No 5	28 April 2021
Epitome Building Dlf Phase III
Gurgaon-122002,
Haryana, India

Kind Attn: Mr. Vikas Saini

Dear Sir,

BANKING FACILITIES

With reference to your request for banking facilities, we, The Hongkong and Shanghai Banking Corporation Limited (hereinafter referred to as the "Bank") are pleased to advise you, Makemytrip (India) Private Limited (hereinafter referred to as "the Borrower", "I", "We") the following credit facilities:

Main Limit	This limit is a sub-limit of below mentioned main limit	Facility	Existing Limit	Proposed Limit	Maximum Tenor
1		Combined Limit	New Limit	Rs 810,000,000/-
					1 Year-
					Financial,
					Performance
2	1	Guarantee/Bonds facility	New Limit	Rs 200,000,000/-	and Advance Payment
					Guarantees
					(Including
					Claim Period)
3	l	Overdraft	New Limit	Rs 200,000,000/-	On Demand
4	1	Working capital Loan	New Limit	Rs 810,000,000/-	90 Days
		Total		Rs 810,000,000/-

Initials of authorized signatories with Company Stamp

The Hongkong and Shanghai Banking Corporation Limited, India

52/60, Mahatma Gandhi Road P.O. Box 631, Mumbai 400001. India

E-mail: info@hsbc.co.in website: www.hsbc.co.in

Issued by The Hongkong and Shanghai Banking Corporation Limited, India. Incorporated in Hong Kong SAR with limited liability.

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All other facility details, terms & conditions, documents, security and covenants and declarations & undertakings are detailed in Annexure I.

The Bank’s facilities are subject to review at any time and, in any event by 30 November 2021, and in case there are no changes in the terms and conditions of the facilities post such internal review, the Bank would intimate the Borrower of the continuance of the facilities on the same terms and conditions. The facilities shall always be subject to the Bank’s overriding right of repayment on demand with a 5 business days’ notice. The Bank shall have the right to call for cash cover on demand with a 5 business days’ notice for any prospective and contingent liabilities. Further, the Bank shall have unrestricted discretion to cancel or suspend, or determine whether or not to permit drawings in relation to any undisbursed / unutilized portion of the facilities, without the requirement of a notice to the Borrower.

Availability of Limits, Drawdown and Utilisation under the advised facilities will be permitted at the Bank’s sole discretion subject to availability of funds and compliance by the Borrower of all the terms and conditions of the credit facilities and execute appropriate documents as may be required by the Bank for availment of the said facilities. The Bank reserves the right to amend the rates of interest, commission, discount, charges for all credit facilities as provided herein above with effect from a date communicated to the Borrower prior to the amendment taking effect, and thereafter levy such mutually agreed rates from the applicable effective date/s.

In the event of preclosure/ cancellation/ termination/ withdrawal, whether in part or in full, of the advised facilities (whether fund based or non fund based), refund of any commission, charges, discounts etc charged/ paid (including any part thereof) shall be at the sole discretion of the Bank. Also any such cancellation or prepayment of the facilities would be subject to reasonable funding penalties at the Bank’s discretion.

Facilities to the Borrower are sanctioned on the understanding that the Borrower will at all times observe and maintain the covenants and conditions. On the happening of a default by the Borrower under the facilities advised, the Borrower will make all the Bank facilities payable immediately without any further notice having to be served on the Borrower. Provided always that for a default other than a payment default in respect of any one or more of the covenants/ conditions there would be a cure period as may be stipulated in the loan agreement to be executed between the Bank and the Borrower.

This offer of facilities is available for acceptance until 13 May 2021 and if not accepted by that date, will be deemed to have lapsed. Please note that the Bank reserves the right to withdraw the offer at any time prior to receipt of the acceptance.

All Reserve Bank of India (RBI) guidelines to be met prior to disbursal of facilities and during the tenor of facilities granted.

On specific requests the Bank will be glad to provide copies of the security documents.  A copy of the loan agreement will be sent to the Borrower.

Nothing contained in this letter should be deemed to create any right or obligation whatsoever on the. . Bank to provide the facilities/ in relation to the disbursements under the said facilities.

Please arrange for the authorised signatories of the Borrower in accordance with the terms of the mandate given to the Bank to sign on all pages and return to the Bank the duplicate copy of this letter together with the supporting

Initials of authorized signatories with Company Stamp

The Hongkong and Shanghai Banking Corporation Limited, India

52/60, Mahatma Gandhi Road P.O. Box 631, Mumbai 400 001, India.

E-mail: info@hsbc.co.in Website: www.hsbc.co.in

Issued by The Hongkong and Shanghai Banking Corporation Limited, India. Incorporated in Hong Kong SAR with limited liability.

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Board Resolution/ necessary authorisation to signify the Borrower’s understanding and acceptance of the terms and conditions under which these facilities are to be granted.

The Bank looks forward to the development of a mutually beneficial and lasting relationship.

For The Hongkong and Shanghai Banking Corporation Limited

Authorised Signatory

We hereby declare that none of the directors on our board is a director or specified near relation of a director of a banking company as defined under the Banking Regulation Act, 1949 and we shall advise you immediately on any change in the interest of our directors in any bank. Further, we hereby declare that none of the director(s) is a relative of any senior officer of the Bank. The scope of the term near relative is mentioned below.

The scope of the term ‘relative’ is mentioned as:

Spouse, Father, Mother (including step-mother), Son (including step-son), Son’s Wife, Daughter (including step-daughter), Daughter’s Husband, Brother (including step-brother), Brother’s wife, Sister (including step-sister), Sister’s husband, Brother (including step-brother) of the spouse, Sister (including step-sister) of the spouse.

We also undertake not to induct any person on our board who is already a director on the Board of a company which has been identified as wilful defaulter, and that in case, such a person is found to be on the Board of our company, we would take expeditious and effective steps for removal of the person from our Board.

We confirm that as on date of acceptance of the offer of facilities vide this letter, there are no litigations, initiated by other banks/ Financial Institutions, being faced by the Borrower/directors.

I/We accept the facilities as set out above and the Terms and Conditions as per Annexure I attached herewith. We confirm that the above statement of securities etc deposited/ to be deposited by us under any form to the Bank and documents executed/ to be executed by me/ us in favour of the Bank to secure the above banking facilities is CORRECT.

If any declaration made by me/us with reference to the above clauses is found to be false, then the Bank will be entitled to immediately revoke and/or recall the credit facilities.

I/We acknowledge that the Bank may disclose information about us to (a) credit information companies in terms of applicable laws or (b) as required by any law, rule or regulation or (c) at the request of any public or regulatory authority or (d) if such disclosure is required for the purposes of preventing fraud, without any further specific consent or authorisation from me/us.

Initials of authorized signatories with Company Stamp

The Hongkong and Shanghai Banking Corporation Limited, India

52/60, Mahatma Gandhi Road P.O. Box 631, Mumbai 400 001, India.

E-mail: info@hsbc.co.in Website: www.hsbc.co.in

Issued by The Hongkong and Shanghai Banking Corporation Limited, India. Incorporated in Hong Kong SAR with limited liability.

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For the Borrower

(Full Signatures of Authorised Signatories with Company’s Rubber Stamp)

Initials of authorized signatories with Company Stamp

The Hongkong and Shanghai Banking Corporation Limited, India

52/60, Mahatma Gandhi Road P.O. Box 631, Mumbai 400 001, India.

E-mail: info@hsbc.co.in Website: www.hsbc.co.in

Issued by The Hongkong and Shanghai Banking Corporation Limited, India. Incorporated in Hong Kong SAR with limited liability.

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Annexure - I

Details for Limit No. 2 are as below:

Facility	Guarantees and Bonds
Purpose	For the issuance of Financial, Performance and Advance Payment Guarantees
Commission calculation method

Commission will be charged upfront for the tenor of the guarantee and calculated on a monthly basis from the date of issuance of the guarantee. If the expiry date is on any date beyond 7th day of the multiple of 30 days from the date of issuance, the entire period over and above 7 days will be treated as one month and accordingly, one month commission will be charged for that period.

Conditions

The Bank will continue to charge commission on guarantees issued by it until the expiry date and subsequent cancellation of the guarantee from its books. However, in case a claim is received on a guarantee issued by the Bank (during its validity), the Bank shall continue to recover commission on such guarantees until the claim is paid.

Subject to the Bank’s right to call for cash cover on demand for Prospective and contingent liability.

Details for Limit No. 3 are as below:

Facility & Purpose	Overdraft - To finance working capital requirement
Interest Rate

At mutually agreed rates. The mutually agreed rate will be fixed with reference to the then prevalent Bank MCLR/3M T-bill/any other external benchmark decided by the bank and in line with RBI guidelines of the appropriate tenor.

Details for Limit No. 4 are as below:

Facility & Purpose	Working Capital Loan - To finance working capital requirement
Interest Rate

At mutually agreed rates. The mutually agreed rate will be fixed with reference to the then prevalent Bank MCLR/3M T-bill/any other external benchmark decided by the bank and in line with RBI guidelines of the appropriate tenor.

Interest payment frequency	Interest shall be payable at monthly rests on the first day of the subsequent month for which it pertains.

Initials of authorized signatories with Company Stamp

The Hongkong and Shanghai Banking Corporation Limited, India

52/60, Mahatma Gandhi Road P.O. Box 631, Mumbai 400 001, India.

E-mail: info@hsbc.co.in Website: www.hsbc.co.in

Issued by The Hongkong and Shanghai Banking Corporation Limited, India. Incorporated in Hong Kong SAR with limited liability.

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Interest calculation method	Interest will be calculated on 365 days basis in respect of rupee loans/ credit facilities.
Prepayment	Any cancellation or prepayment will be subject to funding penalties at the Bank’s discretion.
Other Conditions

The Borrower shall provide the Bank with a confirmation/certificate from its Chartered Accountant, every six (6) months, confirming the application of funds towards the purpose as stated above. This certificate should be provided as at 30September and 31March of every year. It should be provided by 30November and 31May every year. Should this not be received by the stipulated dates the bank reserves its right to suspend the continuance of facilities. In addition to the above, the Bank reserves the right to call upon the Borrower to provide a certificate from its Chartered Accountant confirming the application of funds towards the above mentioned purpose at any time during the currency of the Facility.

Generic Terms for Trade facilities

1. Commission will be charged at 0.75% per annum.

Trade facilities Related Annexure to the FAL

Facility	Guarantees and Bonds
Facility Documents	• Omnibus Guarantee/Counter Indemnity in respect of guarantees to be issued (Required) OR • Standard Trade Terms (when Rolled out)
Transaction Documents	• Guarantees Issuance Request Letter

NOTE:

MCLR/3M T-bill/any other external benchmark decided by the bank and in line with RBI guidelines is the minimum rate stipulated by the Bank in relation to its loans and advance.

MCLR/3M T-bill/any other external benchmark decided by the bank and in line with RBI guidelines is subject to review on monthly basis as per the bank's internal policy. The latest MCLR rates are also available at our website www.hsbc.co.in‘

Initials of authorized signatories with Company Stamp

The Hongkong and Shanghai Banking Corporation Limited, India

52/60, Mahatma Gandhi Road P.O. Box 631, Mumbai 400 001, India.

E-mail: info@hsbc.co.in Website: www.hsbc.co.in

Issued by The Hongkong and Shanghai Banking Corporation Limited, India. Incorporated in Hong Kong SAR with limited liability.

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CHECK LIST OF DOCUMENTS

Facility No.	Document Details
Common Documents applicable for all limits	Acceptance of this Facility Advice Letter
Board Resolution providing for availing of facilities and execution of necessary documents [under common seal]
Certified true copy of Memorandum of Association and Articles of Association
A Declaration from the Borrower on information regarding Borrowings and Credit Facilities as per RBI Master Circular on Loans and Advances - Statutory and other Restrictions.
Creation of Lien & Right to set off
[To be registered with Registrar of Companies (ROC)]
Note- 30 days deferral for each DUL placement date for charge filing with ROC.
Limit No. 3 & 4	Chartered Account certificate to be obtained at semi-annual frequency to monitor end use of Fund Based limits
Limit No. 3	Agreement for Overdraft for Rs 200,000,000/-
Promissory Note for Overdraft for Rs 200,000,000/-
Limit No. 4	Promissory Note for Working Capital Loan for Rs 810,000,000/-

Agreement for Working Capital Loan for Rs 810,000,000/-

At the time of draw down/ rollover, (as the case may be) the company shall provide either a Loan Request Letter or a Request letter for rollover of the working capital, subject to the validity of the Promissory Note and Agreement for Loan.

CHECK LIST OF SECURITY

Facility No.	Security Details
All facilities	100% Deposit Under Lien(DUL) Note : DUL shall be placed prior to disbursement

Expense

Legal costs and other out of pocket expenses incurred by the Bank on account of the Borrower will be on the account of the Borrower. All charges and other incidental expenses incurred on account of such audit / inspection will be borne by the Borrower.

Initials of authorized signatories with Company Stamp

The Hongkong and Shanghai Banking Corporation Limited, India

52/60, Mahatma Gandhi Road P.O. Box 631, Mumbai 400 001, India.

E-mail: info@hsbc.co.in Website: www.hsbc.co.in

Issued by The Hongkong and Shanghai Banking Corporation Limited, India. Incorporated in Hong Kong SAR with limited liability.

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